Exhibit 4(c)


November 22, 2002


               Company Order and Officers' Certificate
                 6% Senior Notes, Series D, due 2032


The Bank of New York, as Trustee
101 Barclay Street
New York, New York 10286

Ladies and Gentlemen:

Pursuant to Article Two of the Indenture, dated as of October 1, 1998 (as it may be amended or supplemented, the "Indenture"), from Indiana Michigan Power Company (the "Company") to The Bank of New York, as trustee (the "Trustee"), and the Board Resolutions dated January 24, 2001, a copy of which certified by the Secretary or an Assistant Secretary of the Company is being delivered herewith under Section 2.01 of the Indenture, and unless otherwise provided in a subsequent Company Order pursuant to Section 2.04 of the Indenture,

      1. the Company's 6% Senior Notes, Series D, due 2032 (the "Notes") are hereby established. The Notes shall be in substantially the form attached hereto as Exhibit 1.

      2. the terms and characteristics of the Notes shall be as follows (the numbered clauses set forth below corresponding to the numbered subsections of
Section 2.01 of the Indenture, with terms used and not defined herein having the meanings specified in the Indenture):

           (i) the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be limited to $150,000,000, except as contemplated in Section 2.01 of the Indenture;

           (ii) the date on which the principal of the Notes shall be payable shall be December 31, 2032;

           (iii) interest shall accrue from the date of authentication of the Notes; the Interest Payment Dates on which such interest will be payable shall be March 31, June 30, September 30 and December 31, and the Regular Record Date for the determination of holders to whom interest is payable on any such Interest Payment Date shall be one Business Day prior to the relevant Interest Payment Date, except if the Notes are no longer represented by a Global Note, then the Regular Record Date shall be the close of business on the March 15, June 15, September 15 or December 15, as the case may be, next preceding such Interest Payment Date; provided, that interest payable on the Stated Maturity Date or any Redemption Date shall be paid to the Person to whom principal shall be paid;

           (iv) the interest rate at which the Notes shall bear interest shall be 6% per annum;

           (v)(a)the Notes shall be redeemable at the option of the Company, in whole or in part, at any time on or after November 22, 2007, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount redeemed together with accrued and unpaid interest to the redemption date;

           (v)(b)the Notes shall be redeemed in the event (I)(A) the Company reorganizes, or otherwise transfers a substantial portion of its assets, and (B) that reorganization or transfer results in the Company no longer being a regulated utility company, and (C) the Notes and the Company's obligations under the Indenture are not assumed by, and do not become the direct and primary obligations of, a regulated utility company, unless Ambac Assurance Corporation ("Ambac") consents to such reorganization or transfer, (II) the Company fails to pay to Ambac an insurance premium pursuant to the Insurance Agreement, dated as of November 22, 2002 (the Insurance Agreement), between the Company and Ambac unless Ambac waives such failure or (III) the Company incurs or issues additional indebtedness for borrowed money secured by its assets and fails to secure its repayment obligations to Ambac under the Insurance Agreement unless Ambac waives such failure.

                 If the Notes are redeemed pursuant to this paragraph (v)(b) on or after November 22, 2007, the redemption price will be 100% of the principal amount of the Senior Notes plus accrued and unpaid interest thereon to the date of redemption. If the Notes are redeemed pursuant to this paragraph (v)(b) before November 22, 2007, the redemption price will be equal to the accrued interest on the Notes to the date of redemption plus the greater of: (I) 100% of the principal amount of the Senior Notes; and (II) the sum of the present value of the principal amount of the Senior Notes together with the present values of the scheduled payments of interest on the Senior Notes (not including any portion of such payments of interest accrued as of the date of redemption) from the date of redemption to the interest payment date on December 31, 2007 (such time period between the date of redemption and the interest payment date on December 31, 2007 being referred to as the "Remaining Term"), in each case discounted to the date of redemption on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus twenty-five (25) basis points, as calculated by an Independent Investment Banker.

                "Adjusted Treasury Rate" means, with respect to any redemption rate (I) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Term, yields for the two published maturities most closely corresponding to the Comparable Treasury issue shall be determined and the adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (II) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Adjusted Treasury Rate shall be calculated on the third business day preceding the redemption date.

                "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the Remaining Term of the securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Term of the Senior Notes.

                "Comparable Treasury Price" means (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

                "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

                "Reference Treasury Dealer" means (I) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc. and UBS Warburg LLC, and their respective successors; provided that, if any of the foregoing ceases to be a primary U.S. Government securities dealer in the United States (a "Primary Treasury Dealer"), the Company will substitute another Primary Treasury Dealer; and (II) any other Primary Treasury Dealer selected by the Company.

                "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

           (vi) (a) the Notes shall be issued in the form of a Global Note; (b) the Depositary for such Global Note shall be The Depository Trust Company; and (c) the procedures with respect to transfer and exchange of Global Notes shall be as set forth in the form of Note attached hereto;

           (vii) the title of the Notes shall be "6%Senior Notes, Series D, Due 2032";

           (viii)the form of the Notes shall be as set forth in Paragraph 1 above;

           (ix)  not applicable;

           (x) the Notes shall be subject to a Periodic Offering; provided, however, additional Notes issued pursuant to a Periodic Offering shall not have the benefit of the Financial Guaranty Insurance Policy (as defined herein) unless otherwise agreed by Ambac;

           (xi)  not applicable;

           (xii) any other information necessary to complete the Notes shall be as set forth in the Notes or herein;

           (xiii)not applicable;

           (xiv)the Notes shall be issuable in denominations of $25 and any integral multiple thereof;

           (xv)  not applicable;

           (xvi)the  Notes   shall   not  be  issued  as   Discount
           Securities;

           (xvii)not applicable;

           (xviii)not applicable; and

           (xix) not applicable.

      3. To the extent permitted by law and so long as Ambac is in compliance with its obligations under its Financial Guaranty Insurance Policy No. 20299BE (the "Financial Guaranty Insurance Policy"), the Financial Guaranty Insurance Policy is in full force and effect and Ambac is not subject to any bankruptcy, insolvency or similar proceedings:

           (i) any provision of this Company Order and Officer's Certificate, any Note or the Indenture (collectively, the "Financing Documents") expressly recognizing or granting rights in or to Ambac may not be amended in any manner which affects the rights of Ambac hereunder or thereunder without the prior written consent of Ambac.

           (ii) Ambac shall be deemed to be the owner of all outstanding Notes for all purposes (including, without limitation, all approvals, consents, requests, waivers, authorizations, directions, inspections, appointments and the institution of any action), provided, that nothing in this clause (ii) shall impair the rights of the Securityholders to receive all payments due under the Notes. Ambac's consent shall be required with respect to (a) the execution and delivery of any Company Order or supplemental indenture to the Indenture for which the consent of any of the holders of the Notes (the "Securityholders") is required, or any amendment, supplement or change to or modification of any Financing Document (except as otherwise provided by Section 901 of the Indenture) and (b) the removal of the Trustee or any paying agent and selection and appointment of any successor trustee or paying agent.

           (iii) Any reorganization or liquidation plan under applicable bankruptcy law or similar law with respect to the Company must be acceptable to Ambac. In the event of any such reorganization or liquidation, Ambac shall have the right to vote on behalf of all Securityholders who hold Ambac-insured Notes absent a default by Ambac under the applicable Financial Guaranty Insurance Policy insuring such Notes.

           (iv) Anything in any Financing Document to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default, Ambac shall be entitled to control and direct the enforcement of all rights and remedies granted to the Securityholders or the Trustee for the benefit of the Securityholders under the Financing Documents, including, without limitation: (A) the right to accelerate the principal of the Notes as described in the Indenture, and (B) the right to annul any declaration of acceleration, and Ambac shall also be entitled to approve all waivers of Events of Default with respect to or effecting the Notes.

           (v) While the Financial Guaranty Insurance Policy is in effect, the Company (and/or the Trustee, where indicated below) shall furnish to Ambac (to the attention of the Surveillance Department, unless otherwise indicated):

                     (a) as soon as practicable after the filing thereof, a copy of any financial statement of the Company and a copy of any audit and annual report of the Company;

                     (b) such additional information it may reasonably request;

                     (c) copy of any notice to be given to the registered Securityholders, including, without limitation, notice of any redemption or defeasance of the Notes, and any certificate rendered pursuant to any Financing Document relating to the Notes, which obligation shall bind the Trustee as well as the Company;

                     (d) notice (attention: General Counsel) by the Trustee of any failure of the Company to provide relevant notices, certificates, etc. under the Financing Documents; and

                     (e) notwithstanding any other provision of any Financing Document, immediate notice (attention: General Counsel) if at any time there are insufficient moneys to make any payments of principal and/or interest on the Notes as required and immediate notice of the occurrence of any Event of Default, which obligation shall bind the Trustee as well as the Company.

           (vi) Notwithstanding anything herein or in any other Financing Document to the contrary, in the event that the principal and/or interest due on the Notes shall be paid by Ambac pursuant to the Financial Guaranty Insurance Policy, (a) the Notes shall remain "outstanding" for all purposes under the Indenture, not be considered defeased or otherwise satisfied and not be considered paid by the Company, (b) except as expressly stated herein or otherwise agreed or undertaken (I) the Paying Agent, if any, shall have no duties or obligations relating to any payments made by Ambac and (II) the Trustee shall not be deemed to have knowledge of any default unless the Trustee shall have written notice thereof, (c) the assignment and pledge of the Indenture and all covenants, agreements and other obligations of the Company to the Securityholders shall continue to exist and shall run to the benefit of Ambac, and (d) Ambac shall be subrogated to the rights of such Securityholders to the extent of such payment.

           (vii) As long as the Financial Guaranty Insurance Policy shall be in full force and effect, the Company, the Trustee and any Paying Agent agree to comply with the following provisions:

                     (a) at least one (1) day prior to all Interest Payment Dates the Trustee or Paying Agent, if any, will determine whether there will be sufficient funds available to pay the principal of or interest on the Notes on such Interest Payment Date. If the Trustee or Paying Agent, if any, determines that there will be insufficient funds available, the Trustee or Paying Agent, if any, shall so notify Ambac. Such notice shall specify the amount of the anticipated deficiency, the Notes to which such deficiency is applicable and whether such Notes will be deficient as to principal or interest, or both. If the Trustee or Paying Agent, if any, has not so notified Ambac at least one (1) day prior to an Interest Payment Date, Ambac will make payments of principal or interest due on the Notes on or before the first (1st) day next following the date on which Ambac shall have received notice of nonpayment from the Trustee or Paying Agent, if any.

                     (b) the Trustee or Paying Agent, if any, shall, after giving notice to Ambac as provided in (a) above, make available to Ambac and, at Ambac's direction, to The Bank of New York, in New York, New York, as insurance trustee for Ambac or any successor insurance trustee (the "Insurance Trustee"), the registration books of the Company maintained by the Trustee or Paying Agent, if any, and all records relating to the funds and accounts (if any) maintained under the Indenture.

                     (c) the Trustee or Paying Agent, if any, shall provide Ambac and the Insurance Trustee with a list of registered owners of Notes entitled to receive principal or interest payments from Ambac under the terms of the Financial Guaranty Insurance Policy, and shall pursuant to arrangements with the Insurance Trustee (I) mail checks or drafts to the registered owners of Notes entitled to receive full or partial interest payments from Ambac and (II) pay principal upon Notes surrendered to the Insurance Trustee by the registered owners of Notes entitled to receive full or partial principal payments from Ambac.

                     (d) the Trustee or Paying Agent, if any, shall, at the time it provides notice to Ambac pursuant to (a) above, notify registered owners of Notes entitled to receive the payment of principal or interest thereon from Ambac (I) as to the fact of such entitlement, (II) that Ambac will remit to them, through the Insurance Trustee or pursuant to arrangements made with the Insurance Trustee through the Trustee or Paying Agent, if any, all or a part of the interest payments next coming due upon proof of Securityholder entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the registered owner's right to payment,
           (III) that should they be entitled to receive full payment of principal from Ambac, they must surrender their Notes (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Notes to be registered in the name of Ambac) for payment to the Insurance Trustee, who shall then pass such Notes on to the Trustee or Paying Agent, if any, for payment of principal upon such Notes and (IV) that should they be entitled to receive partial payment of principal from Ambac, for payment of principal on such Notes they must surrender their Notes for payment thereon first to the Trustee or Paying Agent, if any, who shall note on such Notes the portion of the principal paid by the Trustee or Paying Agent, if any, and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then make arrangements with the Trustee or the Paying Agent, if any, for the payment of the unpaid portion of principal.

                     (e) in the event that the Trustee or Paying Agent, if any, has notice that any payment of principal of or interest on a Note which has become Due for Payment (as defined in the Financial Guaranty Insurance Policy) and which is made to a Securityholder by or on behalf of the Company has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee or Paying Agent, if any, shall, at the time Ambac is notified pursuant to (a) above, notify all registered owners that in the event that any registered owner's payment is so recovered, such registered owner will be entitled to payment from Ambac to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee or Paying Agent, if any, shall furnish to Ambac its records evidencing the payments of principal of and interest on the Notes which have been made by the Trustee or Paying Agent, if any, and subsequently recovered from registered owners and the dates on which such payments were made.

                     (f) in addition to those rights granted Ambac under the Financing Documents, Ambac shall, to the extent it makes payment of principal of or interest on Notes, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Financial Guaranty Insurance Policy, and to evidence such subrogation
           (1) in the case of subrogation as to claims for past due interest, the Trustee or Paying Agent, if any, shall note Ambac's rights as subrogee on the registration books of the Company maintained by the Trustee or Paying Agent, if any, upon receipt from Ambac of proof of the payment of interest thereon to the registered owners of the Notes, and (2) in the case of subrogation as to claims for past due principal, the Trustee or Paying Agent, if any, shall note Ambac's rights as subrogee on the registration books of the Company maintained by the Trustee or Paying Agent, if any, upon surrender of the Notes by the registered owners thereof together with proof of the payment of principal thereof.

           (viii)The Trustee or Paying Agent, if any, may be removed at any time, at the request of Ambac, for any breach of its obligations under the Financing Documents.

           (ix) Ambac shall receive prior written notice of any Trustee (or Paying Agent) resignation.

           (x) Every successor Trustee appointed pursuant to the Indenture shall be a trust company or bank in good standing located in or incorporated under the laws of any State of the United States of America, duly authorized to exercise trust powers and subject to examination by federal or state authority, having a reported capital and surplus of not less than $75,000,000 and acceptable to Ambac. Any successor Paying Agent, if applicable, shall not be appointed unless Ambac approves such successor in writing.

           (xi) Notwithstanding any other provision of the Financing Documents, in determining whether the rights of the Securityholders will be adversely affected by any action taken pursuant to the terms and provisions of the Financing Documents, the Trustee (or Paying Agent) shall consider the effect on the Securityholders as if there were no Financial Guaranty Insurance Policy.

           (xii) Notwithstanding any other provision of the Financing Documents, no removal, resignation or termination of the Trustee (or Paying Agent) shall take effect until a successor, acceptable to Ambac, shall be appointed.

           (xiii)To the extent that the Financing Documents confer upon or give or grant to Ambac any right, remedy or claim thereunder or by reason thereof, Ambac is hereby explicitly recognized as being a third-party beneficiary thereunder and may enforce any such right remedy or claim conferred, given or granted thereunder.

           (xiv) Nothing in the Financing Documents, expressed or implied, is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Company, the Trustee, Ambac, the Paying Agent, if any, and the registered Securityholders, any right, remedy or claim under or by reason of the Financing Documents or any covenant, condition or stipulation thereof, and all covenants, stipulations, promises and agreements in the Financing Documents contained by and on behalf of the Company shall be for the sole and exclusive benefit of the Company, the Trustee, Ambac, the Paying Agent, if any, and the registered Securityholders.

           (xv) The Company may not elect to defease the Notes in accordance with Article XI of the Indenture without having obtained the prior written consent of Ambac, such consent not to be unreasonably withheld.

      4. It shall be an Event of Default under the Indenture if an "Event of Default" shall have occurred and be continuing under the Insurance Agreement. If Ambac waives an Event of Default under the Insurance Agreement or such Event of Default is cured, then such Event of Default will not be an Event of Default with respect to the Senior Notes under the Indenture.

      5. You are hereby requested to authenticate $150,000,000 aggregate principal amount of 6% Senior Notes, Series D, Due 2032 in such name as requested by The Depository Trust Company ("DTC") in the Letter of Representations dated November 19, 2002, from the Company and the Trustee to DTC in the manner provided by the Indenture.

      6. You are hereby requested to hold the Notes as custodian for DTC in accordance with the Letter of Representations.

      7. Concurrently with this Company Order, an Opinion of Counsel under Sections 2.04 and 13.06 of the Indenture is being delivered to you.

      8. The undersigned Geoffrey S. Chatas and Thomas G. Berkemeyer, the Assistant Treasurer and Assistant Secretary, respectively, of the Company do hereby certify that:

           (i) we have read the relevant portions of the Indenture, including without limitation the conditions precedent provided for therein relating to the action proposed to be taken by the Trustee as requested in this Company Order and Officers' Certificate, and the definitions in the Indenture relating thereto;

           (ii) we have read the Board Resolutions of the Company and the Opinion of Counsel referred to above;

           (iii) we have conferred with other officers of the Company, have examined such records of the Company and have made such other investigation as we deemed relevant for purposes of this certificate;

           (iv) in our opinion, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to whether or not such conditions have been complied with; and

           (v) on the basis of the foregoing, we are of the opinion that all conditions precedent provided for in the Indenture relating to the action proposed to be taken by the Trustee as requested herein have been complied with.


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Kindly acknowledge receipt of this Company Order and Officers' Certificate, including the documents listed herein, and confirm the arrangements set forth herein by signing and returning the copy of this document attached hereto. By signing below, the Trustee agrees to the terms and conditions set forth hereinabove.

Very truly yours,


INDIANA MICHIGAN POWER COMPANY


By:_/s/ A. A. Pena____________
   Vice President


And:__T. G. Berkemeyer________
    Assistant Secretary


Acknowledged by Trustee:


By:__J. A. Lloret_____________
   Authorized Signatory